Exhibit 99.1

Formal Notice of Blackout Period

Under the

Dover Corporation Retirement Savings Plan

(As Required Under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002)

To:	All Executive Officers and Directors of Dover Corporation Securities and Exchange Commission

From:	Ivonne M. Cabrera, Senior Vice President, General Counsel and Secretary, Dover Corporation

Date:	April 6, 2018

Subject:	Notice of Trading Blackout Period

This Notice is being provided to you pursuant to Rule 104 of Regulation BTR, promulgated under Section 306(a)(6) of the Sarbanes Oxley Act of 2002. The purpose of this Notice is to inform you of an impending “blackout period” under the Dover Corporation Retirement Savings Plan (the “Plan”), during which you will be generally prohibited from effecting any direct or indirect transactions in Dover Corporation common stock, par value $1.00 per share (together with any derivative security thereof, “Company Stock”), that you acquired in connection with your employment or service as an executive officer or director of Dover Corporation (“Dover”). We are obligated under the Sarbanes-Oxley Act to provide you with this Notice, which contains specific information regarding the blackout period. In addition, we are required to file this Notice with the Securities Exchange Commission as part of a Form 8-K.

Reasons for Blackout Period

As you are aware, Dover will spin off Apergy Corporation into a separate, stand-alone company in May of this year. This transaction will cause certain changes to the Dover Stock Fund held in the Plan. As a result of these changes, Plan participants and beneficiaries will temporarily be unable to transfer funds into or out of the Dover Stock Fund. This period, during which participants and beneficiaries will be unable to exercise these rights otherwise available under the Plan, is called a “blackout period.” This blackout period is necessary in order to allow the Plan record keeper to make spin-off-related adjustments.

Length of Blackout Period

The blackout period for the Dover Stock Fund is expected to begin on May 7, 2018 and last five calendar days, with an expected end date of May 11, 2018. If the spin-off date changes and Dover is required to adjust the beginning date or the length of the blackout period, Dover will provide you with notice of such adjustment as soon as reasonably practicable.

Restrictions on Executive Officers and Directors During the Blackout Period

Because participants and beneficiaries of the Plan will be unable to move assets into or out of the Dover Stock Fund during the blackout period, Dover’s executive officers and directors will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the blackout period. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale or other acquisition or transfer of any Company Stock that you acquired in connection with your employment or service as an executive officer or director of Dover, including, but not limited to, any Company Stock acquired through the Plan. For this purpose, there is a rebuttable presumption that any Company Stock that you attempt to transfer during the blackout period was acquired in connection with your Dover employment or service.

If you participate in the Plan, during the blackout period you will be unable to make any changes or request any transactions related to the Dover Stock Fund. However, you will continue to be able to do the following:

•	Make investment changes for future contributions and/or existing balance transfers/exchanges to all funds, except the Dover Stock Fund.

•	Request loans on available balances, except those in the Dover Stock Fund. Balances in this Fund will not be available for loan requests and will not be considered in determining permitted loan amounts.

•	Request withdrawals or distributions on available balances, except those in the Dover Stock Fund. Balances in this Fund will not be available for withdrawal or distribution requests and will not be considered in determining permitted withdrawal or distribution amounts.

•	Perform balance inquiries.

Who to Contact for Additional Information

If you have any questions about this Notice or the blackout period generally, you may contact RetirementPlans@dovercorp.com, or Dianne Purcell, Retirement Plan Manager, 3005 Highland Ave, Downers Grove, IL, 60515, 630-541-1540.

2